Exhibit 3.2

BYLAWS

OF

PLBY GROUP, INC.

- A Delaware Corporation -

BYLAWS

OF

PLBY GROUP, INC.

(the “Corporation”)

ARTICLE I

OFFICES

SECTION 1.  Principal Office.  The registered office of the Corporation shall be located in such place as may be provided from time to time in the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”).

SECTION 2.  Other Offices.  The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or as the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

SECTION 1.  Annual Meetings.  The annual meeting of the stockholders of the Corporation shall be held wholly or partially by means of remote communication or at such place, within or without the State of Delaware, on such date and at such time as may be determined by the Board of Directors, the Chief Executive Officer or the Chairman and as shall be designated in the notice of said meeting. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a) of the General Corporation Law of the State of Delaware (“DGCL”). The Board of Directors, the Chief Executive Officer or the Chairman may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders

SECTION 2. Special Meetings.  Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may only be held wholly or partially by means of remote communication or at any place, within or without the State of Delaware, and may only be called by the Secretary at the direction of the Board of Directors, or by the Chairman of the Board of Directors (the “Chairman”) or the Chief Executive Officer; provided, however, that at any time when RT beneficially owns collectively, in the aggregate, at least 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, special meetings of the stockholders of the Corporation for any purpose or purposes shall also be promptly called by the Secretary, the Chairman or the Chief Executive Officer upon the written request of holders of at least 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Those persons with the power to call a special meeting in accordance with this Section 2 also have the power and authority to postpone, reschedule or cancel any previously scheduled special meeting of stockholders

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SECTION 3.  Notice and Purpose of Meetings.  Except as otherwise provided by law, the Certificate of Incorporation or these bylaws, written or printed notice of the meeting of the stockholders stating the place, day and hour of the meeting and, in case of a special meeting, stating the purpose or purposes for which the meeting is called, and in case of a meeting held by remote communication stating such means, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally, or by mail, or if prior consent has been received by a stockholder by electronic transmission, by or at the direction of the Chairman or the President, the Secretary, or the persons calling the meeting, to each stockholder of record entitled to vote at such meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the DGCL) by the stockholder to whom the notice is given. If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the DGCL.

SECTION 4.  Quorum.  Except as otherwise provided by law, the Certificate of Incorporation or these bylaws, the holders of a majority of the shares of capital stock issued and outstanding and entitled to vote, present in person, present by means of remote communication in a manner, if any, authorized by the Board in its sole discretion, or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business; provided, however, that where a separate vote by a class or classes or series of capital stock is required by law or the Certificate of Incorporation, the holders of a majority in voting power of the shares of such class or classes or series of the capital stock of the Corporation issued and outstanding and entitled to vote on such matter, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter.  A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

SECTION 5.  Voting Process.  When a quorum is present at any meeting, any matter other than the election of directors to be voted upon by the stockholders at such meeting shall be decided by the vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter (or if there are two or more classes or series of stock entitled to vote as separate classes, then in the case of each such class or series, the holders of a majority in voting power of the shares of stock of that class or series present or represented at the meeting and voting affirmatively or negatively on such matter), except when a different vote is required by applicable law, regulation applicable to the Corporation or its securities, the rules or regulations of any stock exchange applicable to the Corporation, the Certificate of Incorporation or these bylaws.  Each outstanding share of stock having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.  A stockholder may vote either in person, by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact, or by an electronic ballot from which it can be determined that the ballot was authorized by a stockholder or proxyholder.  The term, validity and enforceability of any proxy shall be determined in accordance with the General Corporation Law of the State of Delaware. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect.

SECTION 6. Proxies. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or may authorize another person or persons to vote for such stockholder by a proxy executed or transmitted in a manner permitted by applicable law. No such proxy shall be voted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

SECTION 7.  Adjournment.  Any meeting of stockholders, annual or special, may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under these bylaws by the chairman of the meeting or, if directed to be voted on by the chairman of the meeting, by the stockholders having a majority in voting power of the shares of stock of the Corporation present or represented at the meeting and entitled to vote thereon, although less than a quorum. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

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SECTION 8. Nominations.

(a) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or any committee thereof or (iii) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 10 is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 8.

(b) For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 8(a)(iii), the stockholder must have given timely notice thereof in writing to the Secretary and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (C) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation, (E) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (F) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (2) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (G) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this Section 8(b) shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The foregoing notice requirements of this Section 8(b) shall not apply to director nominations by RT (as defined in the Certificate of Incorporation) in accordance with the Investor Rights Agreement dated February 10, 2021 (as the same may be amended, supplemented, restated and/or otherwise modified from time to time, the “Investor Rights Agreement”), by and between the Corporation and RT, so long as the Investor Rights Agreement is in effect. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

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(c)  Notwithstanding anything in the second sentence of Section 8(b) to the contrary, in the event that the number of directors to be elected to the Board of Directors at the annual meeting is increased effective after the time period for which nominations would otherwise be due under Section 8(b) and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 8 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(d) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders, as called in accordance with the terms of the Certificate of Incorporation, at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or any committee thereof or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 8 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 8. In the event the Corporation calls a special meeting of stockholders, as called in accordance with the terms of the Certificate of Incorporation, for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 8(b) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The foregoing notice requirements of this Section 8(d) shall not apply to business or director nominations by RT and its Affiliates in accordance with the Investor Rights Agreement so long as the Investor Rights Agreement is in effect.

(e) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 8 and in accordance with the terms of the Certificate of Incorporation and Investor Rights Agreement shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 8. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (i) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 8 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Section 8(b)(iii)(f)) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 10, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 8, unless otherwise required by law or if presented pursuant to the Investor Rights Agreement, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 8, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

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(f) For purposes of this Section 8, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(g) Notwithstanding the foregoing provisions of this Section 8, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 8; provided however, that any references in these bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 8 (including Sections 8(a)(iii) and 8(d)), and compliance with Sections 8(a)(iii) and 8(d) shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the third to last sentence of Section 8(b), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 8 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act, (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation or (c) any business or director nominations brought before any special or annual meeting by RT and its Affiliates so long as the Investor Rights Agreement is in effect.

SECTION 9. Conduct of Meetings.

(a) Meetings of stockholders shall be presided over by the Chairman, or in the Chairman’s absence by the Chief Executive Officer, or in the Chief Executive Officer’s absence, by the President, or in the President’s absence by a Vice President, or in the absence of all of the foregoing persons by a chairman designated by the Board. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b) The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairman of any meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if the chairman should so determine, the chairman shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(c) The chairman of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.

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(d) In advance of any meeting of stockholders, the Board of Directors, the Chairman, the Chief Executive Officer or the President shall appoint one or more inspectors of election to act at the meeting or any adjournment thereof and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. No person who is a candidate for an office at an election may serve as an inspector at such election. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law. Every vote taken by ballots shall be counted by a duly appointed inspector or duly appointed inspectors.

ARTICLE III

DIRECTORS

SECTION 1.  Powers.  The business affairs of the Corporation shall be managed by the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.  The Board of Directors may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or these bylaws or applicable laws, as it may deem proper for the conduct of its meetings and the management of the Corporation.

SECTION 2.  Number, Qualifications, Term.  The Board of Directors shall consist of one or more members.  Subject to the Investor Rights Agreement, the number of directors shall be fixed by the Board of Directors and may thereafter be changed from time to time by resolution of the Board of Directors.  Directors need not be residents of the State of Delaware nor stockholders of the Corporation.

SECTION 3.  Vacancies.  Subject to the Certificate of Incorporation, the rights of holders of any series of Preferred Stock and the Investor Rights Agreement, vacancies and newly created directorships resulting from any increase in the number of directors or any vacancy on the Board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause s be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, and shall not be filled by the stockholders; provided, that, for so long as RT has a right to nominate one or more directors pursuant to the Investor Rights Agreement, any vacancy resulting from the death, resignation, removal, disqualification or other cause in respect of any RT Designee (as defined in the Investor Rights Agreement), including the failure of any RT Designee to be elected, shall be filled only by RT. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his or her predecessor.

SECTION 4.  Place of Meetings.  Meetings of the Board of Directors, regular or special, may be held either within or without the State of Delaware.

SECTION 5.  Regular Meetings.  Regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

SECTION 6.  Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman or the Chief Executive Officer or by the number of directors who then legally constitute a quorum.  Notice of the date, place and time of any special meeting of the Board shall be given to each director by the Secretary or by the person or persons calling the meeting. Notice shall be duly given to each director (a) in person or by telephone at least 24 hours in advance of the meeting, (b) by sending written notice by reputable overnight courier, facsimile or other means of electronic transmission, or delivering written notice by hand, to such director’s last known business, home or means of electronic transmission address at least 24 hours in advance of the meeting, or (c) by sending written notice by first-class mail to such director’s last known business or home address at least 72 hours in advance of the meeting.

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SECTION 7.  Notice; Waiver.  A notice or waiver of notice of a meeting of the Board need not specify the purposes of the meeting. Whenever notice is required to be given by law, by the Certificate of Incorporation or by these bylaws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before, at or after the time of the event for which notice is to be given, shall be deemed equivalent to notice required to be given to such person. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 8.  Quorum.  A majority of the directors then in office shall constitute a quorum for the transaction of business unless a greater number is required by law, by the Certificate of Incorporation or by these bylaws.  If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 9. Meetings by Conference Communications Equipment. Directors may participate in meetings of the Board of Directors or any committee thereof by means of video or telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

SECTION 10.  Action Without A Meeting.  Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing or by electronic transmission, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

SECTION 11.  Action.  Except as otherwise provided by law or in the Certificate of Incorporation or these bylaws, if a quorum is present, the affirmative vote of a majority of the members of the Board of Directors will be required for any action.

SECTION 12.  Removal of Directors. Subject to any provisions of applicable law, any or all of the directors may be removed pursuant to the Certificate of Incorporation.

SECTION 13. Resignation. Any director may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Chairman, the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event.

SECTION 14. Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings of the Board of Directors or any committee thereof as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary entities in any other capacity and receiving compensation for such service.

ARTICLE IV

COMMITTEES

SECTION 1. Designation of Committees.  The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate one or more committees, each of which shall, except as otherwise prescribed by law, have such authority of the Board of Directors as shall be specified in the resolution of the Board of Directors designating such committee; provided that no committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any provision of these bylaws.  Subject to the Investor Rights Agreement, the Board of Directors shall have the power at any time to change the membership of, to fill all vacancies in and to discharge any such committee, either with or without cause. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except as otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

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SECTION 2. Procedure; Meetings; Quorum.  Committee meetings, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof.  So far as applicable, the provisions of Article III of these bylaws relating to notice, quorum and voting requirements applicable to meetings of the Board of Directors shall govern meetings of any committee of the Board of Directors.  Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these bylaws for the Board of Directors. Each committee of the Board of Directors shall keep written minutes of its proceedings and circulate summaries of such written minutes to the Board of Directors before or at the next meeting of the Board of Directors.

ARTICLE V

OFFICERS

SECTION 1.  Number.  The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chief Executive Officer, a Secretary and a Treasurer, none of whom need be a member of the Board of Directors.  The Board of Directors may also choose a Chairman from among the directors (subject to the terms of the Investor Rights Agreement if in effect), one or more Executive Vice Presidents, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers.  The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.  More than two offices may be held by the same person.

SECTION 2.  Compensation.  Officers (as defined under Section 16(a) of the Securities Exchange Act of 1934) of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors or by a committee of the Board of Directors. The Chief Executive Officer of the Corporation shall have the authority to fix the salaries, compensation or reimbursements of all other officers of the Corporation.  No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a director.

SECTION 3.  Term; Removal; Vacancy.  The officers of the Corporation shall hold office until their successors are chosen and qualify.  Any officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors.  Any officer may resign by delivering a written resignation to the Corporation at its principal office or to the Board of Directors, the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event. Except as the Board may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following such officer’s resignation or removal, or any right to damages on account of such removal, whether such officer’s compensation be by the month or by the year or otherwise, unless such compensation is expressly provided for in a duly authorized written agreement with the Corporation. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors and may, in the Board of Director’s discretion, be left unfilled, for such period as it may determine, any offices.

SECTION 4.  Chairman.  So long as the Investor Rights Agreement is in effect, RT shall appoint the Chairman of the Board of Directors, who shall not need to be an employee or officer of the Corporation, so long as RT beneficially owns at least 35% of the common stock of the Corporation. If RT beneficially owns less than 35% of the common stock of the Corporation, the Board may appoint from its members a Chairman of the Board of Directors. The Chairman shall, if one be elected, preside at all meetings of the Board of Directors.

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SECTION 5.  Chief Executive Officer.  The Chief Executive Officer shall have general charge and supervision of the business of the Corporation subject to the direction of the Board of Directors, and shall perform all duties and have all powers that are commonly incident to the office of chief executive or that are delegated to such officer by the Board of Directors. In the event of the absence, inability or refusal to act of the Chief Executive Officer or the President (if the President is not the Chief Executive Officer), the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board) shall perform the duties of the Chief Executive Officer and when so performing such duties shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

SECTION 6.  President.  The President shall, in the absence or disability of the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer (if the President is not the Chief Executive Officer) may from time to time prescribe.

SECTION 7.  Vice President.  Each Vice President shall perform such duties and possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

SECTION 8.  Secretary.  The Secretary shall perform such duties and shall have such powers as the Board or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including attending all meetings of the Board of Directors and all meetings of the stockholders, recording all proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose, maintaining a stock ledger and preparing lists of stockholders and their addresses as require and being custodian of corporate records.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer.  The Secretary shall have custody of the corporate seal of the corporation and the Secretary, or an assistant secretary, shall have the authority to affix the same to an instrument requiring it and when so affixed, it may be attested by the Secretary’s signature or by the signature of such assistant secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

SECTION 9.  Assistant Secretary.  The Assistant Secretary, if there shall be one, or if there shall be more than one, the assistant secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such powers as the Board of Directors may from time to time prescribe.

SECTION 10.  Treasurer.  The Treasurer or Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned by the Board or the Chief Executive Officer. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including custody of the corporate funds and securities of the Corporation, keeping full and accurate accounts of receipts and disbursements in books belonging to the Corporation, depositing all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, disbursing the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and rendering to the Chairman, the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all of his transactions as Treasurer and of the financial condition of the Corporation.

SECTION 11.  Assistant Treasurer.  The Assistant Treasurer, if there shall be one, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

SECTION 12. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

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ARTICLE VI

CAPITAL STOCK

 SECTION 1. Issuance of Stock. Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any shares of the authorized capital stock of the Corporation held in the Corporation’s treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such lawful consideration and on such terms as the Board of Directors may determine.

SECTION 2. Uncertificated Shares; Stock Certificates.

(a) Except as otherwise provided in a resolution approved by the Board of Directors, all shares of capital stock of the Corporation issued after the date hereof shall be uncertificated. In the event the Board of Directors elects to provide in a resolution that certificates shall be issued to represent some or all shares of any or all classes or series of capital stock of the Corporation, every holder of such shares shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, representing the number of shares held by such holder registered in certificate form. Each such certificate shall be signed in a manner that complies with Section 158 of the DGCL.

(b) Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

(c) If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each certificate representing shares of such class or series of stock, provided that in lieu of the foregoing requirements there may be set forth on the face or back of each certificate representing shares of such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

(d) Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the DGCL or, with respect to Section 151 of DGCL, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

SECTION 3.  Lost and Destroyed Certificates.  The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed.  When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities or bonds as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

SECTION 4.  Transfer of Shares.  Shares of stock of the Corporation shall be transferable in the manner prescribed by law, the Certificate of Incorporation and in these bylaws. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation or by transfer agents designated to transfer shares of stock of the Corporation. Subject to applicable law, shares of stock represented by certificates shall be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these bylaws.

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SECTION 5. Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day immediately preceding the day on which notice is given, or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

SECTION 6. Regulations. The issue and registration of shares of stock of the Corporation shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VII

INDEMNIFICATION

SECTION 1.  (a) The Corporation shall indemnify, subject to the requirements of subsection (d) of this Section, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

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(b) The Corporation shall indemnify, subject to the requirements of subsection (d) of this Section, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

(c) To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section, or in defense of any claim, issue or matter therein, the Corporation shall indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section.  Such determination shall be made, with respect to a person who is a director or officer at the time of such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. Notwithstanding anything contained in this Article VII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by subsection (m) of this Section), the Corporation shall not be obligated to indemnify any director or officer in connection with an action, suit proceeding (or part thereof) initiated by such person unless such action, suit or proceeding (or part thereof) was authorized by the Board of Directors.

(e) Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section.  Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not limit the Corporation from providing any other indemnification or advancement of expenses permitted by law nor shall they be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section.

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(h) For the purposes of this Section, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer, of such constituent corporation, or, while a director or officer of the Corporation, is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this Section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director or officer, of the Corporation which imposes duties on, or involves services by, such director or officer with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Section.

(j) For purposes of this Section, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on good faith reliance on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this subsection (j) shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in subsections (a) or (b) of this Section, as the case may be.

(k) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified by the Board of Directors, continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs executors and administrators of such a person.

(l) The officers and directors of the Corporation, as individuals, shall not be liable until all funds of the Corporation have been distributed, with the exception of the proceeds contained in a trust account, that is subject to the trust agreement to be entered into by the Corporation.

(m) Notwithstanding any contrary determination in the specific case under subsections (a) and (b) of this Section, and notwithstanding the absence of any determination thereunder, if a claim under subsections (a) and (b) of this Section is not paid in full by the Corporation within (i) 60 days after a written claim for indemnification has been received by the Corporation, or (ii) 20 days after a written claim for an advancement of expenses has been received by the Corporation, the claimant may at any time thereafter (but not before) bring suit against the Corporation in the Court of Chancery in the State of Delaware to recover the unpaid amount of the claim, together with interest thereon, or to obtain advancement of expenses, as applicable. In any action brought to enforce a right to indemnification hereunder (but not in an action brought to enforce a right to an advancement of expenses) it shall be a defense that the claimant has not met any applicable standard of conduct which make it permissible under the DGCL (or other applicable law) for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither a contrary determination in the specific case under subsection (d) of this Section nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the claimant has not met any applicable standard of conduct. If successful, in whole or in part in any such suit, the claimant shall also be entitled to be paid the expense of prosecuting such claim, including reasonable attorneys’ fees incurred in connection therewith, to the fullest extent permitted by applicable law.

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(n) The obligations of the Corporation under this Article VII to indemnify, and advance expenses to, a person who is or was a director or officer of the Corporation shall be considered a contract between the Corporation and such person, and no modification or repeal of any provision of this Article VII shall affect, to the detriment of such person, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

(o) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

ARTICLE VIII

GENERAL PROVISIONS

SECTION 1.  Checks.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

SECTION 2.  Fiscal Year.  The fiscal year of the Corporation shall be determined, and may be changed, by resolution of the Board of Directors.

SECTION 3.  Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

SECTION 4.  Pronouns.  All pronouns used in these bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

SECTION 5. Reliance upon Books, Reports and Records. Each director, each member of a committee designated by the Board of Directors, and each officer of the Corporation will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports, or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person or entity as to matters the director, committee member, or officer believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

SECTION 6. Voting of Securities. Except as the Board of Directors may otherwise designate, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer may waive notice, vote, consent, or appoint any person or persons to waive notice, vote or consent, on behalf of the Corporation, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this Corporation (with or without power of substitution), with respect to the securities of any other entity which may be held by this Corporation.

SECTION 7. Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

SECTION 8. Severability. Any determination that any provision of these bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these bylaws.

SECTION 9. Electronic Transmission. For purposes of these bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

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SECTION 10. Certificate of Incorporation. All references in these bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and/or restated and in effect from time to time.

SECTION 11.  Defined Terms.  Capitalized terms used herein and not otherwise defined have the meanings given to them in the Certificate of Incorporation.

ARTICLE IX

AMENDMENTS

SECTION 1.  These bylaws may be altered, amended, supplemented or repealed or new bylaws may be adopted (a) (i) at any time when RT beneficially owns collectively, in the aggregate, at least 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, an affirmative vote of a majority of the then-outstanding shares of stock of the Corporation entitled to vote thereon shall be required, and (B) at any time when RT beneficially owns collectively, in the aggregate, less than 50% in voting power of the stock of the Corporation entitled to vote generally in the election of directors, an affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding shares of stock of the Corporation entitled to vote thereon shall be, or (b) by a resolution adopted by a majority of the whole Board of Directors at any regular or special meeting of the Board of Directors.  The stockholders shall have authority to change or repeal any bylaws adopted by the directors; provided, however, that no bylaws adopted by the stockholders of the Corporation shall invalidate any prior act of the Board of Directors that would have been valid if such bylaws had not been adopted.

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